UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
INDEX TO EXHIBITS
Copy of Press Release
Copy of Slide Presentation
Copy of Press Release
Copy of Press Release

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 16, 2004, the Board of Directors (the “Board”) of The Williams Companies, Inc. (“Williams”) increased the size of the Board to eleven and elected Juanita H. Hinshaw to the Williams Board of Directors as a Class I director, to serve until the next Annual Meeting of Stockholders. The Board also appointed Ms. Hinshaw to serve on the Audit Committee and the Finance Committee. Ms. Hinshaw was identified through an external executive search firm.

     Ms. Hinshaw, 59, joined privately held Graybar Electric Co. of Clayton, Missouri, in May 2000 as senior vice president and chief financial officer. Graybar distributes lighting, cable and wire products from more than 4,500 manufacturers.

     Prior to Graybar, Ms. Hinshaw was with Monsanto for 15 years, opting for early retirement in 1999 after serving as treasurer. As Monsanto’s treasurer, her duties included worldwide cash management, banking, worldwide finance and investments, financial planning and risk management.

     There are no arrangements or understandings between Ms. Hinshaw and any other person pursuant to which she was selected as a director of Williams.

     Ms. Hinshaw has no prior relationships or other transactions with Williams or its management.

     A copy of the press release publicly announcing Ms. Hinshaw’s election is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

     The Williams Companies, Inc. (“Williams”) wishes to disclose for Regulation FD purposes its slide presentation, filed herewith as Exhibit 99.2, utilized during a public Power tutorial conference call and webcast on the morning of November 18, 2004.

     The slide presentation discloses certain financial measures, EBITDA and recurring earnings and recurring segment profit, that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. EBITDA represents the sum of net income (loss), net interest expense, income taxes, depreciation and amortization of intangible assets, less income (loss) from discontinued operations. Recurring earnings and recurring segment profit provide investors meaningful insight into the Company’s results from ongoing operations. The slide presentation includes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Company’s assets and the cash that the business is generating. Neither EBITDA nor recurring earnings and recurring segment profit are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be

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considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

     Certain financial information in the slide presentation is also shown including Power mark-to-market adjustments. The slide presentation includes reconciliations of these non-GAAP financial measures to their nearest GAAP financial measures. Previously the Company did not qualify for hedge accounting with respect to its Power segment as a result of the Company’s stated intent to exit the Power business. The Company ceased efforts to market the sale of Power during the third quarter 2004, and now qualifies for hedge accounting. Hedge accounting reduces earnings volatility associated with Power’s portfolio of certain derivative hedging instruments. Prior to the adoption of hedge accounting, these derivative hedging instruments were accounted for on a mark-to-market basis with the change in fair value recognized in earnings each period. Management uses the mark-to-market adjustments to better reflect Power’s results on a basis that is more consistent with Power’s portfolio cash flows and to aid investor understanding. The adjustments reverse forward unrealized mark-to-market gains or losses from derivatives and add realized gains or losses from derivatives for which mark-to-market income has been previously recognized, with the effect that the resulting adjusted segment profit is presented as if mark-to-market accounting had never been applied to designated hedges or other derivatives. The measure is limited by the fact that it does not reflect potential unrealized future losses or gains on derivative contracts. However, management compensates for this limitation since reported earnings do reflect unrealized gains and losses of derivative contracts. Overall, management believes the mark-to-market adjustments provide an alternative measure that more closely matches realized cash flows for the Power segment.

Item 8.01 Other Events.

     On November 16, 2004, Williams announced that it has completed the purchase and retirement of approximately $200 million in 5.935 percent senior notes due 2007. Approximately $1.1 billion of these notes were issued in January 2002 as a component of Income PACSSM, in connection with Williams’ FELINE PACS (NYSE:WMB PrI) offering. A copy of the press release publicly announcing the note purchase and retirement is furnished as Exhibit 99.3 and is incorporated by reference herein.

     On November 17, 2004, the Williams Board declared a quarterly cash dividend of five cents per share on its common stock payable December 27, 2004, to the holders of record of shares of such common stock at the close of business on December 10, 2004. A copy of the press release publicly announcing the dividend is furnished as Exhibit 99.4 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

     (a) None

     (b) None

     (c) Exhibits

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Exhibit 99.1	Copy of press release dated November 16, 2004, publicly reporting the election of Juanita H. Hinshaw to the Williams Board as discussed herein.

Exhibit 99.2	Copy of Williams’ slide presentation utilized during the November 18, 2004, public Power Tutorial conference call and webcast.

Exhibit 99.3	Copy of press release dated November 16, 2004, publicly reporting the purchase and retirement of approximately $200 million in 5.935 percent senior notes due 2007.

Exhibit 99.4	Copy of press release dated November 17, 2004, publicly reporting the declaration of a quarterly cash dividend as discussed herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: November 19, 2004		/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Secretary

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INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
Exhibit 99.1	Copy of press release dated November 16, 2004, publicly reporting the election of Juanita H. Hinshaw to the Williams Board as discussed herein.

Exhibit 99.2	Copy of Williams’ slide presentation utilized during the November 18, 2004, public Power Tutorial conference call and webcast.

Exhibit 99.3	Copy of press release dated November 16, 2004, publicly reporting the purchase and retirement of approximately $200 million in 5.935 percent senior notes due 2007.

Exhibit 99.4	Copy of press release dated November 17, 2004, publicly reporting the declaration of a quarterly cash dividend as discussed herein.

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